SENIOR OFFICER SEVERANCE AGREEMENT


      This Agreement entered into as of the ------ day of -------, 1995 by and between DAEDALUS ENTERPRISES, INC., a Delaware corporation ("Company") and ------------------------ ("Senior Officer").

                                WITNESSETH:


      WHEREAS, the Senior Officer currently provides valuable services to the Company in the position of ------------------------; and

      WHEREAS, the Board of Directors of the Company desires to fully recognize the contributions of the Senior Officer to the Company and to assure continuous harmonious management of the affairs of the Company; and

      WHEREAS, the Board of Directors of the Company believes that all public companies face the possibility of a Change in Control (as hereinafter defined), and that the uncertainty related to a Change in Control can be disquieting to its executives, with potential adverse effects to the Company and its shareholders; and

      WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its Shareholders that the Senior Officer remain in the employ of the Company during an actual or threatened Change in Control of the Company, and that the Senior Officer be granted certain protection in the event that his employment is involuntarily terminated or he terminates employment for Good Reason (as hereinafter defined) prior to or following a Change in Control;

      NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

      Section 1. Operation of Agreement. This Agreement shall be effective immediately upon its execution by both parties.

      Section 2. Termination of Agreement. This Agreement shall terminate upon the earlier of:

      (a) The termination of the Senior Officer's employment with the Company for any reason prior to (i) a Change in Control or (ii) an Anticipated Change in Control;

      (b) At the discretion of the Board of Directors upon the Senior Officer's assignment to a non-Senior Officer position if said assignment is not made in anticipation of a Change in Control;

      (c)   The termination of the Senior Officer's employment because of
(i) death, (ii) voluntary retirement on or after age 65, or (iii) Cause (as defined in Section 6(b)); or

      (d) The date two (2) years following the date of a Change in Control.

      Section 3. Requirements for Benefits. Benefits shall be payable under this Agreement upon the following events:

      (a) There has been a Change in Control as set forth in Section 4 or an Anticipated Change in Control as set forth in Section 5, and;

      (1) The Senior Officer has incurred a Termination of Employment, as described in Section 6, or

      (2) The Company has failed to obtain a written agreement satisfactory to the Senior Officer, as described in Section 11(a), in which any successor to the Company agrees to assume and perform the terms of this Agreement, or

      (3) The Senior Officer terminates his employment following a Change in Control or Anticipated Change in Control for Good Reason, as described in Section 6(a)(2).

The benefits payable under Sections 7(a) and 7(b) shall be exclusive and the Senior Officer shall be entitled to benefits from only one of those Sections.

      Section 4. Change in Control. A "Change in Control" as used herein shall:

      (a) Be deemed to have occurred if any person or group of persons acting together, other than

            (1) the Company or any person who on ------------- was (i) a director or officer of the Company, or (ii) whose shares of Common Stock of the Company are treated as "beneficially owned" by any such director or officer, or

            (2) any institutional investor (filing reports on Schedule 13G rather than on Schedule 13D under the Securities Exchange Act of 1934, as amended, including any employee benefit plan or employee benefit trust sponsored by the Company), becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either the then outstanding Common Stock of the Company, or the combined voting power of the Company's then outstanding voting securities. As used herein, the term "person" means an individual, a partnership, a corporation, an association, an unincorporated organization, a trust, or any other entity; or

      (b) Be deemed to have occurred if the Shareholders of the Company approve an agreement to merge or consolidate or sell all or substantially all of the Company's assets to or into any person or entity (other than a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile); or

      (c) Be deemed to have occurred upon the addition of new members to the Board of Directors within any twelve-month period, which members constitute a majority of the members of the Board of Directors.

      Section 5. Anticipated Change in Control. An "Anticipated Change in Control" as used herein shall be presumed to have occurred (subject to reasonable rebuttal by the Company) if the Company has terminated the employment of the Senior Officer within six (6) months prior to a Change in Control, as set forth in Section 4.

      Section 6.  Termination of Employment.

      (a)   "Termination of Employment" as used herein shall mean:

            (1) Termination by the Company of the Senior Officer's employment for any reason other than death, voluntary retirement on or after age 65 or Cause; or

            (2) Resignation by the Senior Officer following a Change in Control or Anticipated Change in Control for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Senior Officer's express written consent:

            (i) Any reduction in the Senior Officer's salary or other compensation, including pension, fringe benefits and other perquisites from those in effect immediately prior to or following the Change in Control or Anticipated Change in Control;

            (ii) Any failure by the Company to continue and maintain any bonus plans, or other incentive plans (without instituting comparable plans) in which the Senior Officer participated immediately prior to the Change in Control or Anticipated Change in Control, or the taking of any action by the Company that would adversely affect the Senior Officer's participation in or reduce the Senior Officer's benefits under any of such plans;

            (iii) Any diminution of the Senior Officer's authority, duties and responsibilities, and a significant change in the nature or scope of the Senior Officer's duties, including any change in the corporate position to which the Senior Officer reports, from those that he had with the Company immediately prior to the Change in Control or Anticipated Change in Control;

            (iv) Any change in the Senior Officer's status or title from that which he maintained immediately prior to the Change in Control or Anticipated Change in Control (except for a bona fide promotion);

            (v) Any required relocation of the Senior Officer's residence following a Change in Control or Anticipated Change in Control outside of the Ann Arbor area, defined as Wayne, Oakland, Jackson, Monroe, Livingston and Washtenaw Counties; or

            (vi)  The Company's breach of any provision of this Agreement.

      (b) "Cause" as used herein shall mean willful gross misconduct by the Senior Officer, willful and material breach of duties by the Senior Officer, or an act of material dishonesty or fraud by the Senior Officer that is injurious to the Company.

      Section 7.  Severance Benefit.

      (a) Upon Termination of the Senior Officer's Employment as set forth in Sections 6(a)(1) and 6(a)(2) or upon the Company's failure to obtain a written agreement satisfactory to the Senior Officer as set forth in Section 11(a) and in addition to other Company benefits and perquisites to which the Senior Officer may be entitled, including receipt of bonus payments from the Company's informal bonus plan, and the exercise or surrender of stock options, the Company shall pay the Senior Officer an amount equal to one and one-half times the Senior Officer's highest annual W-2 Compensation from the Company during the last three calendar years immediately preceding the Termination of Employment.

      (b) "W-2 Compensation" for purposes of Sections 7(a) and 7(b), shall include salary, bonus, taxable fringe benefits, plus 401(k) salary deferrals, but shall exclude bonus payments or compensation derived from the exercise of stock options.

      (c) The Senior Officer shall also be entitled to continued participation in the Company's (or successor's) fringe benefit programs, (to the extent permitted by law and any applicable insurance carrier), (only if and to the extent that the Senior Officer had elected such individual benefit coverages and such coverages had been in effect at his Termination of Employment or the closest comparable coverage offered by a successor) until the earlier of eighteen months following his Termination of Employment, or the commencement of comparable coverages from another employer; provided that any continuation medical and dental coverage shall run concurrently with the Senior Officer's statutory COBRA period, commencing at his Termination of Employment. Coverage of any one benefit provided by another employer shall not preclude the Senior Officer from continuing participation in Company benefits provided under this Section 7(d) that are not provided by the subsequent employer. The Senior Officer shall promptly notify the Company upon receipt of comparable coverage or benefits from a new employer of any benefit provided under this Section 7(d).

      (d) The Company shall provide and pay for services for an out placement executive search, of the Senior Officer's choice, for the Senior Officer for a period of two years from date of Change of Control for the purpose of providing suitable employment following a termination of the Senior Officer's Employment as set forth in Sections 6(a)(1) and 6(a)(2).

      Section 8.  Method of Payment.

      (a) In the case of a "Friendly Change in Control," as defined below, the severance benefit payable to the Senior Officer under Section 7(a) of this Agreement shall be paid to the Senior Officer in eighteen (18) equal consecutive monthly payments on the first day of each and every month following the Senior Officer's Termination of Employment, as defined in
Section 6. Any Termination of Employment payments payable to the Senior Officer under this Agreement paid later than twenty (20) days after the due date thereof, for whatever reason, shall include interest at the prime rate (as published by Comerica Bank on the twentieth (20th) day following the due date thereof) plus two (2%) percent, which interest shall begin accruing on the twentieth (20th) day following such due date.

      For purposes of this Agreement a "Friendly Change in Control" shall mean a Change in Control under Section 4 or an Anticipated Change in Control under Section 5 if the transaction under Section 4(a) or 4(b) is approved by a majority of the members of the Board of Directors who have been in office for at least twelve (12) months prior to voting on said termination. A "Friendly Change in Control" shall also mean a Change in Control under
Section 4 or an Anticipated Change in Control under Section 5 if under
Section 4(c) a majority of the Board of Directors consists of (i) incumbent members of the Board of Directors in office prior to the start of such twelve-month period, plus (ii) new members who were recommended or appointed by a majority of the incumbent Directors in office immediately prior to the addition of such new members to the Board of Directors.

      (b) In the case of a "Non-Friendly Change in Control," as defined below, the severance benefit payable to the Senior Officer under Sections 7(a) of this Agreement shall be paid in a lump sum cash payment within twenty (20) days after the Senior Officer's Termination of Employment, as defined in Section 6. Any Termination of Employment payments payable to the Senior Officer under this Agreement paid later than twenty (20) days after the due date thereof, for whatever reason, shall include interest at the prime rate (as published by Comerica Bank on the twentieth (20th) day following the due date thereof) plus two (2%) percent, which interest shall begin accruing on the twentieth (20th) day following such due date.

      For purposes of this Agreement a "Non-Friendly Change in Control" shall mean a Change in Control under Section 4 or Anticipated Change in Control under Section 5 that is not a "Friendly Change in Control."

      Section 9. No Mitigation or Duty to Seek Employment. The Senior Officer shall be under no duty or obligation to seek or accept other employment after Termination of Employment and shall not be required to mitigate the amount of any cash payments or benefits provided for by this Agreement by seeking or accepting employment.

      Further, any cash payments or benefits, except as set forth in Section 7(c), received as a result of the Senior Officer's acceptance of other employment shall not diminish and/or excuse the Company's obligations to the Senior Officer after Termination of Employment as set forth in this Agreement.

      Section 10. Tax Withholding. The Company may withhold from any amounts payable under this Agreement, or shall require the Senior Officer to remit to the Company at the time of receipt of payments, all applicable Federal, State, local or other withholding taxes.

      Section 11. Binding Effect.

      (a) This Agreement shall be binding upon the successors and assigns of the Company. The Company shall take whatever actions are necessary to ensure that any successor to its operations (whether by takeover, hostile or otherwise, purchase, merger, consolidation, sale of substantially all assets or otherwise) assumes the obligations under this Agreement and shall cause such successor to evidence the assumption of such obligations in a written agreement satisfactory to the Senior Officer. If the Company fails to obtain a written agreement evidencing the assumption of the Company's obligations under this Agreement by any such successor, the Senior Officer shall be entitled to immediate payment of the severance compensation provided under Section 7, irrespective of whether his employment has then terminated.

      (b) This Agreement shall be binding upon the Senior Officer and shall inure to the benefit of and be enforceable by his legal representatives and heirs. However, the rights of the Senior Officer under this Agreement shall not be assigned, transferred, pledged, hypothecated or otherwise encumbered.

      Section 12. Amendment or Modification of Agreement. This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto.

      Section 13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall continue in full force and effect.

      Section 14. Limitation on Rights.

      (a) The purpose of this Agreement is to provide the Senior Officer with severance benefits in accordance with the terms of this Agreement if he incurs a Termination of Employment as described in Section 6. This Agreement shall not create any other rights or obligations on the part of the Senior Officer or the Company except as set forth herein.

      (b) This Agreement shall not be construed to exclude the Senior Officer from participation in any other compensation or benefit programs in which he is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Senior Officer is entitled.

      (c) The rights of the Senior Officer under this Agreement shall be solely those of an unsecured general creditor of the Company.

      Section 15. ERISA. This Agreement is an unfunded com-pensation arrangement for a member of a select group of the Com-pany's management and any exemptions under the Employee Retire- ment Income Security Act of 1974, as amended, as applicable to such an arrangement shall be applicable to this Agreement.

      Section 16. Reporting and Disclosure. The Company, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and the Company shall provide to the Senior Officer such disclosure concerning this Agreement as may be required by law or as the Company may deem appropriate.

      Section 17. Miscellaneous. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a wavier of any subsequent breach of the same or any other term or condition. This Agreement is intended to be per- formed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

      Section 18. Governing Law. To the extent not preempted by Federal law, this Agreement shall be governed and construed in accordance with the laws of the State of Michigan.

      Section 19. Entire Agreement. This document repre- sents the entire agreement and understanding of the parties with respect to the subject matter of the Agreement and it may not be altered or amended except by an agreement in writing.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


ATTEST:



                              By:
                                    ----------------------------

                                    Chairman


                              By:
                                    ----------------------------

                                    Senior Officer